Exhibit 1.2

# TYLER RESOURCES INC.
(the "Corporation")

## BY-LAW NO. 1

## PART 1

## INTERPRETATION

**Definitions**

1.1 In this by-law and all other by-laws of the Corporation, unless the context otherwise requires:

**Act** means the Alberta Business Corporations Act, or any statute substituted therefor, as from time to time amended,

**appoint** includes "elect" and vice versa,

**articles** means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of arrangement, articles of continuance, articles of dissolution, articles of reorganization, articles of revival, letters patent, supplementary letters patent and any other instrument by which the Corporation is incorporated,

**board** means the board of directors of the Corporation, and **director** means a member of the board,

**meeting of shareholders** includes both an annual meeting and a special meeting of shareholders of the Corporation, and "special meeting of shareholders" means a meeting of shareholders or of any class or classes of shareholders other than an annual meeting,

**person** includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in the capacity of trustee, executor, administrator, or other legal representative,

**recorded address** means

(A) in the case of a shareholder, his address as recorded in the securities register,

(B) in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding, or the first address so appearing if there is more than one, and

(C) in the case of a director, officer, or auditor, his latest address as recorded in the records of the Corporation,

**signing officer** means, in relation to any instrument, a person authorized to sign the instrument on behalf of the Corporation by §2.3 or by a resolution passed pursuant thereto, and a word or expression defined in the Act for the purposes of the entire Act has the meaning so defined.

**Interpretation**

1.2 In the interpretation of the by-laws

(a) words importing singular number include the plural and vice versa, and

(b) words importing gender include the masculine, feminine and neuter.

**Headings**

1.3 The division of a by-law into parts and the headings of parts and sections will be considered as for convenience of reference only and will not affect the construction or interpretation of the by-law.

**By-laws Subordinate**

1.4 The by-laws are made pursuant to and are subordinate to the Act and the Articles.

**Partial Invalidity**

1.5 The invalidity or unenforceability of any provision of the by-laws shall not affect the validity or enforceability of the remaining provisions of the by-laws.

**Deemed Consent**

1.6 Where the by-laws call for consent of a meeting in respect of any matter and no method is specified for signifying or recording such consent, such consent shall be conclusively presumed to have been given unless an objection is made to the matter by a person entitled to object thereto.

**Execution in Counterpart**

1.7 Any articles, notice, resolution, requisition, statement or other document required or permitted to be executed by more than one person for the purposes of the Act may be executed in several documents of like form each of which is executed by one or more of such persons, and documents, when duly executed by all persons required or permitted, as the case may be, to do so, shall be deemed to constitute one document for the purposes of the Act.

# PART 2

# BUSINESS OF THE CORPORATION

**Corporate Seal**

2.1 The board may adopt a corporate seal for the Corporation and from time to time adopt a new seal in replacement of a seal previously adopted.

**Facsimile of Seal**

2.2 To enable the seal of the Corporation to be affixed to any bonds, debentures, share certificates or other securities of the Corporation, or any securities of another corporation to which an instrument of guarantee of the Corporation is endorsed or annexed, whether in definitive or interim form, on which a facsimile of that signature of a director or officer of the Corporation is, in accordance with these by-laws, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Corporation's seal, and the chairman of the board, the president or a vice-president, together with the secretary or treasurer or an assistant secretary or assistant treasurer may by a document authorize such person to cause the Corporation's seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities by the use of such a die, and bonds, debentures, share certificates or other securities to which the Corporation's seal is so affixed and the due issue of which is evidenced by at least one authorized signature manually affixed thereto will for all purposes be deemed to be under and to bear the Corporation's seal lawfully affixed thereto.

**Affixation of Seal**

2.3 The corporate seal of the Corporation will not be affixed to any document or instrument except by or in the presence of

(a) such person as is or such persons as are appointed for the purpose by resolution of the board applying either to a specific instrument or specific instruments, to instruments of a particular description, or to instruments generally, or

(b) the secretary or an assistant secretary for the purpose of certifying copies of or extracts from the articles or by-laws of the Corporation, minutes of meetings or resolutions of the shareholders or the board or committees of the board, or any instrument executed or issued by the Corporation.

**Fiscal Period**

2.4 The fiscal period end of the Corporation will be as from time to time determined by the board.

**Banking**

2.5 The Corporation will maintain accounts in its name with such bank or banks and other depositories, including banks and depositories outside Canada, as the board from time to time determines, and no funds will be withdrawn from any account except as provided in a by-law or a resolution of the board related to the operation of the account.

**Voting Rights in Other Bodies Corporate**

2.6 To enable to the Corporation to exercise voting rights attaching to securities held by the Corporation

(a) signing officers of the Corporation may from time to time execute and deliver proxies and arrange for the issuance of voting certificates or other evidences of such rights in favour of such person or persons as may be determined by the officers by whom they are executed, and

(b) the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or will be exercised.

## PART 3

## BORROWING AND SECURITIES

**Borrowing Power**

3.1 Without limiting the powers of the Corporation as set forth in the Act, the board may from time to time cause the Corporation to

(a) borrow money on the credit of the Corporation,

(b) to the extent permitted by the Act, give, directly or indirectly, financial assistance to any person by means of a loan, a guarantee or otherwise to secure the performance of an obligation,

(c) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured, and

(d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in any or all property of the Corporation, currently owned or subsequently acquired, to secure any present or future indebtedness or other obligation of the Corporation.

**Delegation of Borrowing Authority**

3.2 To the extent permitted by the Act, the board may from time to time delegate to a committee or to one or more of the directors and officers of the Corporation all or any of the powers conferred on the board by §3.1 to such extent and in such manner as the board from time to time determines.

**Rights Attaching to Debt Obligations**

3.3 Any debt obligation of the Corporation may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attendance and voting at general meetings of the Corporation, appointment of directors or otherwise and may by its terms be assignable free from any equities between the Corporation and the person to whom it is issued or any subsequent holder thereof, all as the board determines.

## PART 4

## DIRECTORS

**Duties of Directors**

4.1 The board shall manage or supervise the management of the business and affairs of the Corporation.

**Number of Directors**

4.2 The board shall consist of such number of directors as shall be set out in the articles or as may from time to time be determined in accordance with the Act.

**Election and Term**

4.3 Directors shall be elected by the shareholders at the first meeting of shareholders after the effective date of this by-law and at each succeeding annual meeting at which an election of directors is required and shall hold office until the next annual meeting of shareholders or, if elected for an expressly stated term, for a term expiring not later than the close of the third annual meeting of shareholders following the election. The number of directors to be elected at any such meeting shall be that number most recently determined in the manner referred to in section 4.2. The election need not be by ballot unless a ballot is demanded by any shareholder or required by the chairman in accordance with section 10.15. If an election of directors is not

held at an annual meeting of shareholders at which such election is required, the incumbent directors shall continue in office until their successors are elected.

**Removal of Directors**

4.4 Subject to the provisions of the Act, the shareholders may, by ordinary resolution passed by a majority of the votes cast at a meeting of shareholders, remove any director and may at that meeting elect a qualified person in place of that director for the unexpired term of such director's predecessor.

**Ceasing to Hold Office**

4.5 A director may resign as director by delivering a written resignation to the Corporation and such resignation becomes effective at the time the resignation is received by the Corporation or the time specified in the resignation whichever is later. A director shall forthwith cease to hold office as a director should the director cease to be qualified in accordance with the Act.

**Vacancies**

4.6 Subject to the Act, a quorum of directors (whether or not the majority of such quorum are resident Canadians) may fill a vacancy among the directors, except a vacancy resulting from,

(a) an increase in the maximum number of directors set out in the articles, as the case may be; or,

(b) a failure to elect the number of directors required to be elected at any meeting of shareholders.

**Calling of Meetings**

4.7 The chairman of the board, or the president may, and the secretary upon the request of any director will, convene a meeting of the board.

**Notice of Meeting**

4.8 Notice of the time and place of each meeting of the board must be given to each director not less than 48 hours before the time when the meeting is to be held, but the notice need not specify what matters are to be dealt with at the meeting other than

(a) a proposal to adopt, amend or repeal any by-law,

(b) a proposal to authorize any material contract in which a director will have a material interest or which is with a corporation of which any director is a director or officer, or

(c) as required by the Act.

**Place of Meeting**

4.9 Meetings of the board may be held at any place within or outside Alberta.

**Telephone Participation**

4.10 A director may participate in a meeting of directors or of any committee of directors by means of telephone or other communication facilities that permit all person participating in the meeting to hear each other.

**Resolution in Writing**

4.11 Any resolution in writing signed by all of the directors may be so signed in counterpart and is effective as of the date thereof or the time and/or date therein stated to be the effective time and/or date regardless of when the resolution is signed, and if not dated or dated to be effective as of an expressed date/time, then it is effective as of the latest date of execution.

**Execution by Facsimile**

4.12 A signature of a director delivered by facsimile transmission to the Corporation shall, insofar as the Corporation is concerned, be valid and binding as if such director(s) had executed and delivered the original of such document.

**First Meeting of New Board**

4.13 Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

**Adjourned Meeting**

4.14 Notice of an adjourned meeting of the directors is not required if the time and place of the adjourned meeting is announced at the original meeting.

**Regular Meetings**

4.15 The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution by the board fixing the time

and place of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting.

**Quorum**

4.16 The board may from time to time fix the quorum required for the transaction of business at a meeting of the board and, if not so fixed, the quorum will be a majority of the number of directors elected or appointed.

**Chairman**

4.17 The chairman of any meeting of the board will be the first mentioned of the chairman of the board, the president and the vice-presidents in order of seniority who is a director and is present at the meeting, but if no such officer is present within 15 minutes after the time appointed for holding the meeting, or if each such officer who is present indicates that he is not willing to act as chairman of the meeting, the directors present will choose one of their number to be chairman.

**Procedure**

4.18 A question arising at a meeting of the board will be decided by a majority of the votes cast. In case of an equality of votes the chairman may not exercise a second or casting vote.

**Remuneration and Expenses**

4.19 The directors will be paid such remuneration for their services to the Corporation as the board from time to time determines. The directors will also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending any meeting of the board or committee of the board, or meeting of shareholders. A director may serve the Corporation in another capacity and may for so doing receive remuneration in addition to the remuneration to which he is entitled as a director. Remuneration payable to a director who is also an officer or employee of the Corporation, or who serves the Corporation in a professional capacity, will be in addition to his salary as an officer or employee or to his professional fees.

## PART 5

## OFFICERS

**Appointment of Officers**

5.1 The directors shall appoint from among themselves a president who shall be the chief executive officer and shall have general supervision of all other officers and their duties, except as may otherwise from time to time be specified by the board. The board may appoint

such additional officers as in its discretion from time to time it may determine including a chairman of the board who, if appointed, shall be appointed from among the directors.

**Term of Office**

5.2 All offices shall be held during the pleasure of the board; all officers shall be subject to removal for or without cause by resolution by the board, and an officer may resign his office at any time by giving notice to the Corporation. Subject thereto an officer shall continue in office until, but shall cease to hold office when his successor is elected or appointed.

**Duties of Officers**

5.3 Subject to the limitations in the Act, or as the board may from time to time impose, and to the provisions of any applicable by-law, an officer shall have all the powers and authority, and shall perform all the duties, usually incident to the office he holds and shall perform such other duties as may from time to time be specified for the holder of such office by the by-laws or by the board.

**Assistants**

5.4 If any assistant shall have been appointed to an officer, such assistant may, unless the board otherwise determines, exercise and perform all powers and duties of the officer to whom he is an assistant.

## PART 6

## COMMITTEES

**Committees of Directors**

6.1 The board may appoint, from their number, a committee or committees of directors, however designated, and delegate to such committee or committees any of the powers of the board except powers to:

(a) submit to the shareholders any question or matter requiring the approval of the shareholders;

(b) fill a vacancy among the directors or in the office of auditor;

(c) issue securities except in the manner and on the terms authorized by the directors;

(d) declare dividends;

(e) purchase, redeem or otherwise acquire shares issued by the Corporation except in the manner and on the terms authorized by the directors;

(f) pay a commission referred to in section 39 of the Act;

(g) approve a management proxy circular referred to in Part 12 of the Act;

(h) approve any annual financial statements referred to in section 129 of the Act;

(i) adopt, amend or repeal by-laws.

**Transaction of Business**

6.2 Except as otherwise determined by the board, the proceedings of a committee of the board will be governed as follows

(a) the powers of the committee may be exercised by a meeting at which a quorum of the committee is present,

(b) meetings of the committee may be held at any place within or outside of Canada,

(c) a majority of the members of a committee will constitute a quorum thereof,

(d) questions arising at any meeting will be determined by a majority of the votes cast on the question, and in the case of an equality of votes the chairman of the meeting will not be entitled to a second or casting vote,

(e) the committee will meet and adjourn as it thinks proper and will have power to elect its chairman, to make rules for the conduct of its business and to appoint such assistants as it deems necessary,

(f) the committee will keep regular minutes of its transactions and will cause them to be recorded in books kept for that purpose, and report the same to the board at such times as the board from time to time requires.

## PART 7

## PROTECTION AND INDEMNITY OF DIRECTORS AND OTHERS

**Contracts with the Corporation**

7.1 Subject to the Act

(a) no director is disqualified by his office, or by reason of holding any other office or place of profit under the Corporation or under any body corporate in which the Corporation is a shareholder or otherwise interested, from entering into any contract, transaction or arrangement with the Corporation either as vendor, purchaser or otherwise, or from being concerned or interested in any manner whatsoever in any contract, transaction or arrangement made or proposed to be entered into with the Corporation,

(b) no such contract, transaction or arrangement is thereby void or liable to be avoided, and

(c) no director is liable to account to the Corporation for any profit arising from any such office or place of profit or realized by any such contract, transaction or arrangement.

**Disclosure**

7.2 Except as required by the Act, no director is obliged to make any declaration or disclosure of interest or refrain from voting.

**Limitation of Liability**

7.3 Except as otherwise provided in the Act, no director or officer will be liable

(a) for the acts, receipts, neglects or defaults of any other person, or for joining in any receipt or act for conformity,

(b) for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by, for, or on behalf of the Corporation,

(c) for the insufficiency or deficiency of any security in or upon which any moneys of the Corporation are invested,

(d) any loss or damage arising from the bankruptcy, insolvency or wrongful act of any person with whom any money, security or other property of the Corporation is lodged or deposited, or

(e) for any other loss, damage, or misfortune whatever which may arise out of the execution of the duties of his office or in relation thereto.

**Amplification of Rights**

7.4 The foregoing provisions of this Part are in amplification of or in addition to, and not by way of limitation of or substitution for, any rights, immunities or protection conferred on any director or officer by any law or otherwise.

**Indemnity**

7.5 Subject to section 119 of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if:

(a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation may, with the approval of the court, indemnify a person referred to above in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by that person in connection with such action if the person fulfils the conditions set out in (a) and (b) above.

Notwithstanding anything in this section, a person referred to above is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by that person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if the person seeking indemnity,

(c) was substantially successful on the merits in that person's defence of the action or proceeding; and

(d) fulfils the conditions set out in (a) and (b) above.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing herein contained shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this §7.5.

**Insurance**

7.6 The Corporation may purchase and maintain insurance for the benefit of any person referred to in §7.5 against any liability incurred by him;

(a) in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; or

(b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

## PART 8

## SECURITIES

**Options or Rights**

8.1 Subject to the provisions of the Act and the articles, the board may from time to time issue or grant options to purchase or rights to acquire unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

**Commissions**

8.2 The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares. ^

**Registration of Transfers**

8.3 Subject to the provisions of the Act, no transfer of a share will be registered in a securities register except on presentation of the certificate representing such share with an instrument of transfer complying with the Act endorsed thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the instrument of transfer is genuine and effective as the board from time to time prescribes, and upon payment of all applicable taxes and any fees prescribed by the board.

**Non-Recognition of Trusts**

8.4 Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

**Security Instruments**

8.5 Every holder of one or more securities of the Corporation shall be entitled, at the holder's option, to a security certificate in respect of the securities held by that person or to a non-transferable written acknowledgement of that person's right to obtain a security certificate, stating the number and class or series of shares held by that person as shown on the securities register. Security certificates and acknowledgements of a shareholder's right to a security certificate, respectively, shall be in such form as the board may from time to time approve. Unless otherwise ordered by the board, security certificates shall be signed by any one of:

(a) the chairman of the board, the president, the managing director, an executive vice-president, a senior vice-president, a vice-president or a director,

and any one of:

(b) the secretary, treasurer, any assistant secretary or any assistant treasurer or a director

and need not be under corporate seal. Signatures of signing officers may be printed or mechanically reproduced in facsimile upon security certificates and every such facsimile shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation; provided that at least one director or officer of the Corporation shall manually sign each certificate (other than a scrip certificate or a certificate representing a fractional share or a warrant or a promissory note that is not issued under a trust indenture) in the absence of a manual signature thereon of a duly appointed transfer agent, registrar, branch transfer agent or issuing or other authenticating agent of the Corporation or trustee who certifies it in accordance with a trust indenture. A security certificate executed as aforesaid shall be valid notwithstanding that an officer whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

**Replacement of Security Certificates**

8.6 Subject to the provisions of the Act, the board or any officer or agent designated by the board may in the discretion of the board or that person direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate claimed to have been lost, apparently destroyed or wrongfully taken on payment of such fee, prescribed by or in accordance with the Act, and on such terms as to indemnity, reimbursement of expenses and

evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

**Joint Shareholders**

8.7 If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

**Deceased Shareholders**

8.8 In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by the Act and upon compliance with the reasonable requirements of the Corporation or transfer agent.

**Transfer Agents and Registrar**

8.9 The board may from time to time by resolution appoint or remove one or more trust companies registered under the Trust Companies Act as its agent or agents to maintain a central securities' register or registers, and an agent or agents to maintain a branch securities' register or registers. Agents so appointed may be designated as transfer agent or register according to their functions, and a person may be appointed and designated with functions as both registrar and transfer or branch transfer agent. Registration of the issuance or transfer of a security in the central securities' register or in a branch securities' register is complete and valid registration for all purposes.

## PART 9

## DIVIDENDS AND RIGHTS

**Declaration**

9.1 The board may from time to time as permitted by law declare dividends payable to the shareholders according to their respective rights and interest in the Corporation.

**Interest**

9.2 No dividend will bear interest against the Corporation.

**Valuation of Non-Cash Dividends**

9.3 The board will determine the value of any dividend not paid in money.

**Dividend Cheques**

9.4 A dividend payable in money may be paid by cheque of the Corporation or its paying agent to the order of each registered holder of shares of the class or series on which it is declared and mailed by prepaid ordinary mail to the holder at his recorded address or as the holder otherwise directs.

**Cheques to Joint Holders**

9.5 In the case of joint holders, a cheque in payment of dividends will, unless they otherwise jointly direct, be made payable to the order of all of them and mailed to them at their recorded address.

**Non-receipt of Cheques**

9.6 If a dividend cheque is not received by the person to whom it is so sent, the Corporation will issue to such person a replacement cheque for a like amount on such terms as to evidence of non-receipt and of title, indemnity and reimbursement of expense as the board prescribes, whether generally or in any particular case.

**Unclaimed Dividends**

9.7 Any dividend unclaimed for six years after the date of record for payment will be forfeited and revert to the Corporation.

## PART 10

## MEETINGS OF SHAREHOLDERS

**Annual Meetings**

10.1 The annual meeting of shareholders shall be held on such day and at such time in each year as the board, or the chairman of the board, or the president, in the absence of the chairman of the board, may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting,

electing directors, appointing auditors and the transaction of such other business as may properly be brought before the meeting.

**Special Meetings**

10.2 The board shall have power to call a special meeting of shareholders at any time.

**Chairman, Secretary and Scrutineers**

10.3 The chairman of a meeting of shareholders will be the first mentioned of such of the following officers who is present at the meeting and is willing to act: chairman of the board, president, or a vice-president. If no such officer willing to act is present within 15 minutes after the time fixed for holding the meeting, the persons present and entitled to vote may choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman will appoint some person, who need not be a shareholder, to act as secretary of the meeting. One or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairman with the consent of the meeting.

**Persons Entitled to be Present**

10.4 The only persons entitled to be present at a meeting of shareholders will be those entitled to vote thereat, the directors and the auditor of the Corporation and any other person who, although not entitled to vote, is entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

**Quorum**

10.5 A quorum for the transaction of business at any meeting of shareholders is at least one individual present at the commencement of the meeting holding, or representing by proxy the holder or holders of, shares carrying in the aggregate not less than five percent of the votes eligible to be cast at the meeting.

**Proxies and Representatives**

10.6 Every shareholder entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, as that shareholder's nominee, to attend and act at the meeting in the manner, to the extent, and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or shareholder's attorney authorized in writing. A body corporate or association which is a shareholder of the Corporation may be represented at a meeting of shareholders by any individual authorized by a resolution of its directors or governing body of the body corporate or association and such individual may exercise on behalf of the body corporate or association represented all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the

Corporation a certified copy of such resolution or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting.

**Time for Deposit of Proxies**

10.7 A proxy may be acted on only if, before the time specified in the notice of the meeting, it is deposited with the Corporation or otherwise in accordance with the regulations made pursuant to §10.5 or, in any case where no such regulation has been made, if it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof before the time of voting.

**Lodging of Proxies; Use of Facsimile**

10.8 The board may from time to time establish regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be cabled or telegraphed or sent in writing before the meeting or adjourned meeting to the Corporation or an agent of the Corporation and providing that proxies so lodged may be voted as though the proxies themselves were produced at the meeting or adjourned meeting, and votes given in accordance with such regulations will be valid and will be counted. The chairman of any meeting of shareholders may, subject to any regulations so made, in his discretion accept telegraphic or cable or other written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and votes given in accordance with such telegraphic or cable or written communication accepted by the chairman will be valid and will be counted.

**Validity of Proxies**

10.9 A vote given in accordance with the terms of an instrument of proxy will be valid notwithstanding

(a) the previous death or insanity of the shareholder giving the proxy, or

(b) the revocation of the proxy or of the authority under which the proxy was executed, or

(c) the transfer of the share in respect of which the proxy is given,

unless notice in writing of such death, insanity, revocation or transfer is received at the office of the Corporation or by the chairman of the meeting before the commencement of the meeting or adjourned meeting at which the proxy is used.

**Personal Representative**

10.10 Where a person holds shares as a personal representative, that person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him. If the shares are held by more than one personal representative, the provisions of section 10.12 shall apply.

**Mortgage etc.**

10.11 Where a person mortgages or hypothecates his shares, that person or his proxy is the person entitled to vote at all meetings of shareholders in respect to such shares unless, in the instrument creating the mortgage or hypothec, he has expressly empowered the person holding the mortgage or hypothec to vote in respect of such shares, in which case, subject to the articles, such holder or his proxy is the person entitled to vote in respect of the shares.

**Joint Shareholders**

10.12 If two or more of the joint holders of a share are present in person or represented by proxy and vote, the vote of that one of them, or of the proxy holder for that one of them, whose name appears first on the shareholders list of the Corporation in respect of such share will be accepted to the exclusion of the vote of another, or of the proxy holder for another, of such joint holders.

**Votes to Govern**

10.13 At any meeting of shareholders every question will, except as otherwise required by the articles or by-laws, be determined by a majority of the votes cast on the question. In case of an equality of votes either on a show of hands or on a poll, the chairman of the meeting will not be entitled to a casting vote.

**Show of Hands**

10.14 On a show of hands every person who is present and entitled to vote will then have one vote. Whenever a vote by show of hands is taken on a question, then unless a ballot thereon is required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting, will be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question, and the result of the vote so taken will be the decision of the shareholders upon such question.

**Ballots**

10.15 A demand for a ballot may be withdrawn at any time before the taking of the ballot. If a ballot is taken each person present will be entitled to one vote, or such other number of votes as the by-laws provide, in respect of each share which he is entitled to vote on the

question at the meeting, and the result of the ballot so taken will be the decision of the shareholders upon such question. A poll demanded on the election of a chairman, or on a question of adjournment will be taken forthwith. A poll demanded on any other question will be taken at such time as the chairman of the meeting directs.

**Adjournment**

10.16 If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

**Rulings by the Chairman**

10.17 The chairman of a meeting of shareholders will have regard to accepted rules of parliamentary procedure, and

(a) he will have absolute authority over matters of procedure and there will be no appeal from the ruling of the chairman, but if the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure at any general meeting or part thereof, the chairman will so state and will clearly state the rules under which the meeting or the appropriate part thereof shall be conducted,

(b) any dispute as to the admission or rejection of a vote will be determined by the chairman and his determination will be final and conclusive,

(c) if disorder arises which prevents continuation of the business of a meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon his so doing, the meeting is^ immediately adjourned, and

(d) the chairman may ask or require anyone who is not a registered shareholder entitled to vote at the meeting or proxyholder representing such a shareholder to leave the meeting.

## PART 11

## EXAMINATION OF RECORDS

**Access by Auditor and Directors**

11.1 The auditor and every director will at all reasonable times have access to, and may take extracts from, all accounts, records, books and other documents of the Corporation.

**Inspection by Shareholders**

11.2 No shareholder will have the right of inspection of any account, record, book or document of the Corporation except as prescribed by statute or authorized by the board.

## PART 12

## NOTICES

**Method of Giving Notices**

12.1 Any notice, communication or document ("notice") to be given or sent pursuant to the Act, the articles, the by-laws or otherwise to or on a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given or sent if given or sent by prepaid mail, prepaid transmitted or recorded communication, or delivered personally to such person's latest address as shown on the securities register or in the records of the Corporation. A notice shall be deemed to have been received on the date when it is delivered personally, or on the fifth day after mailing, or on the date of dispatch of a transmitted or recorded communication. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.

**Notice of Joint Shareholders**

12.2 If two or more persons are registered as joint holders of a share, a notice must be directed to all of them but need be delivered or addressed only to the recorded address of one of them to be sufficient notice to all.

**Signature to Notice**

12.3 The signature to any notice to be given by the Corporation may be in whole or in part written, stamped, typewritten or printed. A notice sent by any means of wire or wireless or any other form of recorded communication will be deemed to have been given on the day when it is transmitted by the Corporation or, if transmitted by another, on the day when it is dispatched or delivered to the appropriate communication company or agency or its representative for dispatch, and a certificate or declaration in respect of any thereof in writing signed by an officer or by an employee of a transfer agent or registrar of the Corporation will be conclusive evidence of the matters therein certified or declared.

**Computation of Time**

12.4 In computing the date when notice must be sent under any provision requiring a specified period of days' notice of any meeting or other event, both the date of giving notice and the date of the meeting or other event shall be excluded.

**Deceased Shareholders**

12.5 Any notice delivered or sent by post to or left at the latest recorded address of any shareholder shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead on the books of the Corporation as the holder or one of the holders thereof, and such service shall for all purposes be deemed a sufficient service of such notice on his heirs, executors or administrators and all persons, if any, interested with him in such shares.

**Omissions and Errors**

12.6 The accidental omission to give a notice to any shareholder, director, officer, or auditor or the non-receipt of a notice by any such person or an error in a notice not affecting the substance thereof will not invalidate any action taken at a meeting held pursuant to such notice or otherwise founded thereon.

**Proof of Service**

12.7 A certificate of the chairman, the president, an executive vice-president, a senior vice-president, a vice-president, the secretary or the treasurer or of any other officer of the Corporation in office at the time of the making of the certificate or of any transfer officer of any transfer agent of shares of any class or series of the Corporation as to facts in relation to the mailing or delivery of any notice to any shareholder, director, officer, auditor or member of a committee of the board or in relation to the publication of any notice shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer, auditor or member of a committee of the board as the case may be.

**Undelivered Notices**

12.8 If any notice given or sent to a shareholder pursuant to section 12.1 is returned on three consecutive occasions because the person cannot be found, the Corporation shall not be required to give or send any further notice to such shareholder until the Corporation is informed in writing of the new address for such person.

**Persons Entitled by Death or Operation of Law**

12.9 Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, becomes entitled to a share, will be bound by every notice in respect of such share which is duly given to the shareholder from whom he derives his title to such share before his name and address is entered on the securities register (whether such notice is given before or after the happening of the event upon which he becomes so entitled) and before his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

**Waiver of Notice**

12.10 A shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time in writing waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, will cure any default in the giving or in the time of such notice, as the case may be.